CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated December 23, 2010 for the Global X Silver Miners ETF, Global X Lithium ETF, Global X Copper Miners ETF, Global X Brazil Mid Cap ETF, Global X Brazil Financials ETF, Global X Brazil Consumer ETF, Global X/InterBolsa FTSE Colombia 20 ETF, Global X FTSE Nordic 30 ETF, Global X China Consumer ETF, Global X China Energy ETF, Global X China Financials ETF, Global X China Industrials ETF, Global X China Technology ETF, and Global X China Materials ETF, (each a series of the Global X Funds, (the “Trust’) and to all references to our firm included in or made a part of this Post Effective Amendment No. 26 under the Securities Act of 1933 and Post-Effective Amendment No. 29 under the Investment Company Act of 1940 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-1517130 and 811-22209), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Financial Statements”  in the Statement of Additional Information of the Trust.

Abington, Pennsylvania
February 28, 2011